Exhibit 10.9.1


Schedule of Omitted Documents in the Form of Exhibit 10.9, Including Material Detail in Which Such Documents Differ From Exhibit 10.9

1. Stock Option Agreement, dated as of December 28, 2000, between the Company and John F. McCarthy, III.

2. Stock Option Agreement, dated as of December 28, 2000, between the Company and Robert H. Donehew.

         The form of the documents listed above does not differ in material detail from the form of exhibit 10.9 except with respect to the identity of the director and the number of shares of common stock underlying the options. The Stock Option Agreement for Mr. McCarthy relates to 20,000 shares of common stock. The Stock Option Agreement for Mr. Donehew relates to 45,000 shares of common stock.